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                                                                    Exhibit 11.1


                             REUTER MANUFACTURING, INC.
                  DETAIL COMPUTATION OF NET INCOME (LOSS) PER SHARE

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                                                                                  Quarter Ended                  Quarter Ended
                                                                                  March 31, 1997                 March 31, 1996
                                                                               ------------------            -----------------

Net income (loss)                                                                 $   648,869                   $   (185,973)
                                                                                 ----------------              ---------------
                                                                                 ----------------              ---------------

Net income (loss) per common and common
equivalent share, primary                                                         $       .19                   $       (.06)
                                                                                 ----------------              ---------------
                                                                                 ----------------              ---------------
Net income (loss) per common and common
equivalent share, fully diluted                                                   $       .19                   $       (.06)
                                                                                 ----------------              ---------------
                                                                                 ----------------              ---------------

Primary:
Weighted average number of common shares
outstanding during the quarter                                                      3,211,931                      3,191,520

Add common equivalent shares relating to
outstanding options to purchase common stock
using the treasury stock method                                                       249,169
                                                                                ----------------              ---------------

Weighted average number of common and
common equivalent shares outstanding                                                3,461,100                      3,191,520
                                                                                 ----------------              ---------------
                                                                                 ----------------              ---------------


Fully Diluted: (1)
Weighted average number of common shares
outstanding during the quarter                                                      3,211,931                      3,191,520

Add common equivalent shares relating to
outstanding options to purchase common stock
using the treasury stock method                                                       249,169
                                                                                 ----------------              ---------------

Weighted average number of common and
common equivalent shares outstanding                                                3,461,100                      3,191,520
                                                                                 ----------------              ---------------
                                                                                 ----------------              ---------------

(1) Excludes the dilutive impact of the stock warrant issued to Sanwa during 1996, due to the Company's termination of the stock warrant in connection with the April 1997 Private Placement of the Company's common stock and subsequent debt restructuring with Sanwa, described in Note 2 of the Company's Form 10-QSB.
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